Exhibit 5.1
[JACKSON KELLY PLLC]
November 10, 2009
Board of Directors
Centra Financial Holdings, Inc.
990 Elmer Prince Drive
P.O. Box 656
Morgantown, West Virginia 26507-0656
Re:     Registration Statement on Form S-3
Dear Ladies and Gentlemen:
     We have acted as special counsel to Centra Financial Holdings, Inc., a West Virginia corporation (the “Company”), in connection with the registration pursuant to a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of $50,000,000 aggregate amount of:
(i) common stock, par value $1.00 per share, of the Company (“Common Stock”);
(ii) preferred stock of the Company (“Preferred Stock”), par value $1.00 per share, in one or more series;
(iii) warrants to purchase Common Stock or Preferred Stock (“Warrants”); and
(iv) units of the Company (“Units”) represented by two or more of the classes of securities issued by the Registration Statement.
     The Common Stock, Preferred Stock. Warrants and Units are collectively referred to as the “Securities”.
     This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:
(i) the Registration Statement, and all exhibits thereto;
(ii) the Articles of Incorporation, as amended, of the Company, as presently in effect;
(iii) the Bylaws of the Company, as presently in effect; and
(iv) the authorization given by the Company’s Board of Directors at a meeting duly held on November 5, 2008, relating to the issuance and sale of the Securities and related matters.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
     Based upon and subject to the foregoing, we are of the opinion that:
     1. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when, as and if (i) the Board of Directors or any duly appointed Committee has taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock and authorize their issuance and sale in accordance with the Company’s Articles of Incorporation, as amended, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law; (ii) such Certificate of Designation has been duly filed with the Secretary of State of West Virginia, (iii) certificates representing the shares of the Offered Preferred Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives the consideration per share of the Offered Preferred Stock in such amount as may be determined by the Board of Directors or any duly appointed Pricing Committee (including any Offered Preferred Stock duly issued upon exchange, exercise or conversion of any Warrants that are exchangeable or convertible into Offered Preferred Stock), the issuance and sale of the shares of Offered Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.
     2. With respect to the shares of Common Stock (the “Offered Common Stock”), when, as and if (i) the Board of Directors or any duly appointed Committee has taken all necessary corporate action to fix and determine the terms of the Offered Common Stock and authorize their issuance and sale in accordance with the Company’s Articles of Incorporation, as amended, (ii) certificates representing the shares of the Offered Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iii) the Company receives consideration per share of the Offered Common Stock in such amount as may be determined by the Board of Directors or any duly appointed Committee (including any Offered Common Stock duly issued upon exchange, exercise or conversion of any Offered Preferred Stock or Offered Warrants (defined below) that are exchangeable, exercisable or convertible into Offered Common Stock), the issuance and sale of the shares of Offered Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.
     3. With respect to the Warrants (the “Offered Warrants”), when, as and if (i) specifically authorized for issuance by the Board of Directors or any duly appointed Committee; (ii) any Warrant Agreement relating to the Offered Warrants and the Offered Warrants have been duly authorized, executed, and delivered by authorized officers of the Company; (iii) the terms of the Offered Warrants and their issuance and sale have been duly established in conformity with any such Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Offered Warrants have been duly executed and countersigned in accordance with any such Warrant Agreement and issued and sold as contemplated by the Registration Statement; and (v) the Company has received the consideration for the Offered Warrants provided for in the resolutions of the Board of Directors or any duly appointed committee, the issuance and sale of the Offered Warrants will have been duly authorized, and such securities will be validly issued, fully paid and nonassessable.

     4. With respect to the Units (the “Offered Units”), when, as and if (i) specifically authorized for issuance by the board of directors or any duly appointed Committee; (ii) any Unit Agreement relating to the Offered Units and the Offered Units have been duly authorized, executed, and delivered by authorized officers of the Company; (iii) the terms of the Offered Units and their issuance and sale have been duly established in conformity with any such Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement and restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the offered Units have been duly executed and countersigned in accordance with any such Unit Agreement and issued and sold as contemplated by the Registration Statement; and (v) the Company has received the consideration for the Offered Units provided for in the resolutions of the Board of Directors or any duly appointed Committee, the issuance and sale of the Offered Units will have been duly authorized, and such securities will be validly issued, fully paid and nonassessable.
     This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs above.
     The opinion letter which we render herein is limited to those matters governed by the laws of the State of West Virginia and the federal laws of the United States as of the date hereof. Our opinions expressed herein are as of the date hereof, and we assume no obligation to revise or supplement the opinions rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision or otherwise. We express no opinion as to compliance with the “blue sky” laws of any jurisdiction and the opinions set forth herein are qualified in that respect.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Sincerely,
/s/ Jackson Kelly PLLC

Jackson Kelly PLLC